Exhibit 10.3

PRESBIA PLC

INCENTIVE PLAN

ARTICLE I

PURPOSES

The purposes of the Presbia PLC Incentive Plan (the “Plan”) are to advance the interests of Presbia PLC, an Irish incorporated public limited company (the “Company”), and its shareholders by providing significant incentives to selected directors, officers, employees, and consultants of the Company and its Subsidiaries (defined below) who contribute and are expected to contribute to the success of the Company, and to enhance the interest of such officers and employees in the Company’s success and progress by providing them with an opportunity to become shareholders of the Company. Further, the Plan is designed to enhance the Company’s ability to attract and retain qualified employees necessary for the success and progress of the Company.

ARTICLE II

DEFINITIONS

2.1 Definitions. Certain terms used herein shall have the meaning below stated.

(a) “Award” means an award under the Plan as described in Article V. Awards may be made under the Plan in the form of stock options, share appreciation rights, restricted shares, restricted share units, performance shares and share units and other share or cash-based Awards, as set forth in Article V.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c) “Board” or “Board of Directors” means the Board of Directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means either (i) the Board of Directors or (ii) the Compensation Committee of the Board of Directors or such other committee of the Board as shall be appointed by the Board to administer the Plan pursuant to Article VII hereof. Except as otherwise determined by the Board, the members of the Committee, or the members of the Board who participate in decision making with respect to the Plan, shall be “non-employee directors” under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and “outside directors” under Section 162(m) of the Code. The Committee may delegate any of its powers under the Plan to a subcommittee of the Committee consisting of non-employee directors and outside directors. The Committee may also authorize certain officers of the Company to carry out the day-to-day administration of the Plan in accordance with the Committee’s instructions.

(f) “Company” means Presbia PLC, an Irish incorporated public limited company.

(g) “Effective Date” means the date on which the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

(h) “Employee” means (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) a member of the Board of Directors of the Company or a Subsidiary, or (iii) any consultant or other persons to the extent permitted by the instructions to Form S-8 under the Securities Act of 1933, as amended, who performs services for the Company or a Subsidiary. Such service as a member of the Board of Directors or as a consultant shall be considered employment for all purposes under the Plan.

(i) “Fair Market Value” means, as applied to a specific date, the opening, closing, actual, high, low or average selling price of an Ordinary Share reported on any established stock exchange or national market system on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee consistent with applicable law (including Section 409A of the Code). Unless the Committee determines otherwise or unless otherwise specified in an Award Agreement, Fair Market Value, as applied to a specific date, shall be deemed to be the closing price of an Ordinary Share on the most recent date on which the Ordinary Shares were publicly traded. If the date for which the Fair Market Value is determined is the first day when trading prices for the Ordinary Shares are reported on a national stock exchange or national market system, the Fair Market Value shall be the price to the public (or equivalent) set forth on the cover page for the final prospectus relating to the Initial Public Offering. Notwithstanding the foregoing, if the Ordinary Shares are not traded on any established stock exchange or national market system, Fair Market Value means the price of an Ordinary Share as determined by the Committee using any reasonable valuation method and consistent with applicable law (including Section 409A of the Code).

(j) “Grantee” means an Employee who receives a grant of Options or other Awards under the Plan.

(k) “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of Section 422 of the Code.

(l) “Initial Public Offering” means a firm commitment underwritten public offering pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, covering the offer and sale to the public of Ordinary Shares for the account of the Company or shareholders of the Company.

(m) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(n) “Option” means an Option to purchase Ordinary Shares, granted by the Company to an Employee pursuant to Section 5.1 hereof.

(o) “Option Agreement” means an agreement between the Company and a Grantee evidencing the terms of an Option granted under the Plan.

(p) “Ordinary Shares” means, subject to Section 9.3, the Company’s Ordinary Shares, par value US$0.001 per share.

(q) “Plan” means the Presbia PLC Incentive Plan, as set forth herein and as from time to time amended.

(r) “Restricted Share Agreement” means an agreement between the Company and a Grantee evidencing the terms of Restricted Shares awarded under the Plan.

(s) “Subsidiary” means any entity in which the Company owns, directly or indirectly, at least 50% of the voting equity interests.

(t) “Ten Percent Holder” means an employee (together with persons whose share ownership is attributed to the employee pursuant to Section 424(d) of the Code) who, at the time an Option is granted, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any parent or subsidiary corporation as defined in Section 424 of the Code.

(u) “Termination of Employment” means, unless otherwise determined by the Committee, that a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or a Subsidiary (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or a Subsidiary as a director, consultant or otherwise). The Committee in its discretion may determine (a) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (c) when a change in a Grantee’s association with the Company constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine whether a Grantee’s Termination of Employment is for Cause (as hereinafter defined) and the date of termination in such case.

ARTICLE III

TERM OF THE PLAN: RESERVATION OF SHARES

3.1 Term. The Plan shall become effective as of the Effective Date and terminate as provided in Section 8.2. The Plan shall continue to govern any Awards outstanding following termination of the Plan.

3.2 Shares Reserved Under Plan. Subject to adjustment as provided in Section 9.3, the total number of Ordinary Shares which may be issued pursuant to Awards granted under the Plan shall not exceed 1,800,000 shares (all of which may be issued pursuant to the exercise of Incentive Stock Options). Such shares may be authorized but unissued Ordinary Shares or, to the extent permitted by applicable law, authorized and issued Ordinary Shares held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any share certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of Ordinary Shares or Ordinary Shares are withheld from any Award (other than restricted shares) to satisfy a Grantee’s tax withholding obligations, then the shares covered by such forfeited, terminated or canceled Award or which are equal to the number of shares withheld shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. Any Ordinary Shares delivered by the Company, any Ordinary Shares with respect to which Awards are made by the Company and any Ordinary Shares with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan. Notwithstanding the foregoing, in the case of the cancellation or forfeiture of Restricted Shares or other Awards with respect to which dividends have been paid or accrued, the number of shares with respect to such Restricted Shares or other Awards shall not be available for subsequent grants hereunder unless, in the case of shares with respect to which dividends were accrued by unpaid, such dividends are also canceled or forfeited.

3.3 Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement, which shall contain such provisions as the Committee in its discretion deems necessary or desirable. The Committee may grant Awards in tandem with or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, Ordinary Shares, other securities, other Awards or other property and may be made in a single payment or transfer, in installments or on a deferred basis. A Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the issuance of a share certificate or other evidence of title to such person for such shares. Except as otherwise provided in the applicable Award Agreement or the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such share certificate or other evidence of title is issued.

ARTICLE IV

PARTICIPATION IN PLAN

4.1 Eligibility. Options or other Awards under the Plan may be granted to any Employee of the Company or a Subsidiary who performs services for the Company or a Subsidiary that the Committee deems to be of special importance to the growth and success of the Company. The Committee shall determine those Employees to whom Options or other Awards shall be granted, the type of Option or other Award to be granted to each such person, and, subject to Section 3.2 hereof, the number of Ordinary Shares subject to each such Option or other Award.

4.2 Participation Not Guarantee of Employment or Retention. Nothing in this Plan or in any Option Agreement or any other Award Agreement shall in any manner be construed to limit in any way the right of the Company or any Subsidiary to terminate an Employee’s employment or other relationship that qualifies a Grantee as an Employee hereunder at any time, without regard to the effect of such termination on any rights such Employee would otherwise have under this Plan, or give any right to an Employee to remain an Employee in any particular position or at any particular rate of compensation.

ARTICLE V

AWARDS

5.1 Options. The Committee may from time to time in its discretion grant Options to Employees at any time on or after the Effective Date. All Options under the Plan shall be granted within ten (10) years from the date the Plan is adopted by the Board or the date the Plan is approved by the shareholders of the Company, whichever is earlier. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any subsidiary as defined in Section 424(f) of the Code. The Option Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the grant date) of the Ordinary Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under the Plan or any other plan of the Company, or any parent or subsidiary corporation as defined in Section 424 of the Code) exceeds US$100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. Options granted under the Plan shall be subject to the following requirements:

(a) Exercise Price. The exercise price of each Option shall be the amount determined by the Committee as set forth in the applicable Option Agreement, provided that such amount shall not be less than 100% of the Fair Market Value of the Ordinary Shares (or, if greater, the nominal value of the Ordinary Shares) subject to the Option on the date the Option is granted, and provided further, that the exercise price with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be less than 110% of the Fair Market Value of the Ordinary Shares on the date the Option is granted. The exercise price of an Option may be subject to adjustment pursuant to Section 9.3 hereof.

(b) Term. The term during which an Option is exercisable shall be that period determined by the Committee as set forth in the applicable Option Agreement, provided that no Option shall have a term that exceeds a period of 10 years from the date of its grant and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of the date of its grant.

(c) Nontransferability. No Option granted under the Plan shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and each such Option shall be exercisable during the Grantee’s lifetime only by him. No transfer of an Option by a Grantee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may determine necessary to establish the validity of the transfer. Notwithstanding the foregoing, the Committee may, in its discretion, permit a Grantee to transfer an Option (other than an Incentive Stock Option) to one or more of the Grantee’s immediate family members or to trusts established in whole or in part for the benefit of the Grantee and/or one or more of such immediate family members. For purposes of the Plan, the term “immediate family” shall mean the Grantee’s spouse and issue (including adopted and step children).

(d) Exercise. Unless the Option Agreement pursuant to which an Option is granted provides otherwise, each Option shall become exercisable, on a cumulative basis, with respect to 20% of the aggregate number of Ordinary Shares covered thereby on the first anniversary of the date of grant and with respect to an additional 20% of Ordinary Shares covered thereby on each of the next four (4) succeeding anniversaries of the date of grant; provided, however, the Committee may establish a different vesting schedule for any Grantee or group of Grantees. Any portion of an Option which has become exercisable shall remain exercisable until it is exercised in full or terminates pursuant to the terms of the Plan or the Option Agreement pursuant to which it is granted.

(e) Acceleration of Exercise on Change of Control. Notwithstanding the provisions of paragraph (d) of this Section or any other restrictions limiting the number of Ordinary Shares as to which an Option may be exercised, each Option shall become immediately exercisable in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines in its discretion that: (i) the Grantee has been offered substantially identical replacement options in any acquiring company (or parent thereof) or the Grantee’s Option will remain outstanding following the Change of Control, and (ii) the Grantee has been offered a comparable position at any acquiring company (or parent thereof) or the Grantee will continue in a comparable position with the Company following the Change of Control. For purposes of this Plan, a “Change of Control” shall be deemed to have occurred if:

(i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any employee benefit plan sponsored by the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the company, or any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

(ii) during any period of two consecutive years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority;

(iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) a complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets. For the purposes of this subsection (iv), “substantially all” of the Company’s assets shall mean assets for which the price or consideration upon sale or disposition equals or exceeds seventy-five percent (75%) or more of the fair market value of the Company.

(f) Payment of Exercise Price and Delivery of Shares.

(i) Notice and Payment for Shares. Each Option shall be exercised by delivery of a written notice to the Company in such form as the Committee shall approve stating the number of the whole Ordinary Shares as to which the Option is being exercised and accompanied by payment therefor. No Option shall be deemed exercised in the event that payment therefor is not received and Ordinary Shares shall not be issued upon the exercise of an Option unless the exercise price is paid in full. Payment for Ordinary Shares purchased upon the exercise of an Option shall be made by (i) cash, (ii) certified check payable to the order of the Company, (iii) any combination of the foregoing, or (iv) such other method of payment as may be provided in the applicable Option Agreement.

(ii) Rights of Grantee in Ordinary Shares. Neither any Grantee nor the legal representatives, heirs, legatees or distributees of any Grantee, shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares issuable upon exercise of an Option granted hereunder unless and until such shares are issued to him or them and such person or persons have received a certificate or certificates or other evidence of title therefor. Upon the issuance and receipt of such certificate or certificates or other evidence of title, such Grantee or the legal representatives, heirs, legatees or distributees of such Grantee shall have absolute ownership of the Ordinary Shares evidenced thereby, including the right to vote such shares, to the same extent as any other owner of Ordinary Shares, and to receive dividends thereon, subject, however, to the terms, conditions and restrictions of this Plan and the Memorandum and Articles of Association of the Company.

5.2 Restricted Shares. The Committee may from time to time in its discretion grant Awards of restricted shares (“Restricted Shares”) to Employees at any time after the Effective Date. Each Award of Restricted Shares under the Plan shall be evidenced by a written Restricted Share Agreement between the Company and the Grantee, in such form as the Committee shall from time to time approve, and shall comply with the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee, in its discretion, shall establish):

(a) Number of Shares. Each Restricted Share Agreement shall state the number of Restricted Shares to be subject to an award.

(b) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine from the date on which the award is granted (the “Restricted Period”). The Committee may also impose such other restrictions and conditions on the shares as it deems appropriate including the satisfaction of performance criteria. Certificates or other evidence of title for shares issued pursuant to Restricted Share awards shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. During the Restricted Period, such certificates or other evidence of title shall be held in escrow by an escrow agent appointed by the Committee. In determining the Restricted Period of an award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded shares on successive anniversaries of the date of such award.

(c) Forfeiture. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with the Company or any Subsidiary shall terminate for any reason prior to the expiration of the Restricted Period of an award, any shares remaining subject to restrictions (after taking into account the provisions of Section 5.2(e) hereof) shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company for nil consideration pursuant to the Companies (Amendment) Act 1983 of Ireland. For the purpose of giving effect to any such forfeiture, the instrument of transfer of such shares may be executed for and on behalf of the transferor by the Company secretary, or an assistant secretary, or their delegate, and such persons shall be deemed to have been irrevocably appointed agent for the transferor of such shares with full power to execute, complete and deliver in the name and on behalf of the transferor all transfers of such shares.

(d) Ownership. During the Restricted Period, the Grantee shall possess all incidents of ownership of the Ordinary Shares covered thereby, subject to Section 5.2(b) hereof, including the right to receive dividends with respect to such Ordinary Shares and to vote such Ordinary Shares; provided that, unless otherwise set forth in a Grantee’s Restricted Share Agreement, any cash or share dividends with respect to the Restricted Shares shall be withheld by the Company for the Grantee’s account, shall be subject to forfeiture to the same degree as the Restricted Shares to which such dividends relate and shall be paid or delivered to the Grantee as and when the foregoing restrictions on the Restricted Shares to which such dividends relate lapse (without the accrual or payment of interest on any cash dividends so withheld).

(e) Accelerated Lapse of Restrictions. Notwithstanding anything in the Plan or any Restricted Share Agreement, the Committee shall have the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to any or all of the Restricted Shares awarded on such terms and conditions as the Committee shall deem appropriate.

(f) Accelerated Lapse of Restrictions on Change of Control. Notwithstanding anything else provided in this Agreement, all outstanding restrictions on each Restricted Share shall immediately be canceled in full upon and simultaneously with any “Change of Control” of the Company unless the Board determines in its discretion that: (i) the Grantee has been offered substantially identical replacement restricted shares in any acquiring company (or parent thereof)

or the Grantee’s Restricted Shares will remain outstanding following the Change of Control, and (ii) the Grantee has been offered a comparable position at any acquiring company (or parent thereof) or the Grantee will continue in a comparable position with the Company following the Change of Control.

5.3 Share Appreciation Rights.

(a) Grant and Exercise. The Committee may grant Awards of share appreciation rights to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall determine in its discretion. Share appreciation rights may be granted in connection with all or any part of, or independently of, any Option granted under the Plan. A share appreciation right may be granted at or after the time of grant of such Option, provided, however, that any tandem share appreciation right (i.e., a share appreciation right granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. A share appreciation right shall become exercisable at such time or times as determined by the Committee.

(b) Base Price and Settlement. The Grantee of a share appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of an Ordinary Share on the date of exercise of the share appreciation right over (b) the exercise price of such right as set forth in the Award Agreement (or over the option exercise price if the share appreciation right is granted in connection with an Option), multiplied by (c) the number of Ordinary Shares with respect to which the share appreciation right is exercised. Payment to the Grantee upon exercise of a share appreciation right shall be made in cash or in Ordinary Shares (valued at their Fair Market Value on the date of exercise of the share appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a share appreciation right granted in connection with an Option, the number of Ordinary Shares subject to the Option shall be correspondingly reduced by the number of Ordinary Shares with respect to which the share appreciation right is exercised. Upon the exercise of an Option in connection with which a share appreciation right has been granted, the number of Ordinary Shares subject to the share appreciation right shall be correspondingly reduced by the number of Ordinary Shares with respect to which the Option is exercised.

5.4 Restricted Share Units.

(a) Grant. The Committee may grant Awards of restricted share units to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. Restricted share units may be awarded independently of or in connection with any other Award under the Plan.

(b) Vesting. At the time of grant, the Committee shall specify the date or dates on which the restricted share units shall become vested, and may specify such conditions to vesting as it deems appropriate. Unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted share units that have not vested shall be forfeited and canceled. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an Award of restricted share units.

(c) Settlement. At the time of grant, the Committee shall specify the maturity date applicable to each grant of restricted share units, which may be determined at the election of the Grantee. Such date may be later than the vesting date or dates of the Award. On the maturity date, the Company shall issue or transfer to the Grantee one unrestricted, fully transferable Ordinary Share for each vested restricted share unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such Ordinary Shares.

5.5 Grant of Performance Shares and Share Units. The Committee may grant performance shares in the form of actual Ordinary Shares or share units having a value equal to an identical number of Ordinary Shares to such Employees, in such amounts, and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan. In the event that a share certificate is issued in respect of performance shares, such certificates shall be registered in the name of the Grantee but shall be held by the Company until the time the performance shares are earned. The performance conditions and the length of the performance period shall be determined by the Committee. The Committee shall determine in its sole discretion whether performance shares granted in the form of share units shall be paid in cash, Ordinary Shares, or a combination of cash and Ordinary Shares.

5.6 Other Share or Cash-Based Awards. The Committee may grant other types of share or cash-based Awards to such Employees, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the issue or transfer of actual Ordinary Shares, or payment in cash or otherwise of amounts based on the value of Ordinary Shares or the Award of annual or long term cash incentive awards (unrelated to the value of Ordinary Shares).

5.7 Grant of Dividend Equivalent Rights. The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the Ordinary Shares covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in Ordinary Shares or in another form, whether they shall be conditioned upon the exercise of the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

ARTICLE VI

TERMINATION AND DEATH

6.1 Termination Other Than by Death or for Cause. If a Grantee’s position as an Employee of the Company or a Subsidiary terminates for any reason other than death or for Cause (as defined in Section 6.2) he may, unless the applicable Option Agreement provides otherwise, exercise an Option previously granted and vested within three months after the date of such termination, but in no event later than the date on which the Option would have expired in accordance with its terms. To the extent the Option is not so exercised, it shall expire at the end of such three-month period.

6.2 Termination for Cause. If a Grantee’s position as an Employee of the Company or a Subsidiary is terminated for Cause, any Option theretofore granted to him shall expire and cease to be exercisable on the date notice of such termination is delivered to the Grantee. Unless otherwise set forth in the Award Agreement or in any written employment or service agreement between the Employee and the Company or a Subsidiary which defines “cause” (in which case the definition of “cause” set forth therein shall control), “Cause” shall mean (a) the willful and continued failure by a Grantee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the Company (which demand specifically identifies the manner in which the Company believes that the Grantee has not substantially performed his duties) or (b) the willful engaging by the Grantee in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this Section 6.2, no act, or failure to act, shall be deemed “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that such action or omission was in the best interest of the Company.

6.3 Death. If a Grantee dies (i) while he is an Employee of the Company or a Subsidiary or (ii) during the three-month period after the termination of his position as an Employee of the Company or a Subsidiary, and at the time of his death the Grantee was entitled to exercise an Option theretofore granted to him, such Option shall, unless the applicable Option Agreement provides otherwise, expire one year after the date of his death, but in no event later than the date on which the Option would have expired if the Grantee had lived. During such one-year period the Option may be exercised by the Grantee’s executor or administrator or by any person or persons who shall have acquired the Option directly from the Grantee by bequest or inheritance, but only to the extent that the Grantee was entitled to exercise the Option at the date of his death and, to the extent the Option is not so exercised, it shall expire at the end of such one-year period.

6.4 Applicability to Other Awards. Notwithstanding anything herein to the contrary, if the Committee determines in its discretion that a Grantee’s Termination of Employment is for Cause, then the Committee shall also have the power to determine in its discretion that any outstanding stock options and share appreciation rights or other Awards, whether or not exercisable at the time of such termination, shall be terminated as of the date of such termination and shall be of no further force and effect. The Committee shall also have the power to determine in its discretion the applicability of the principles in this Article VI to Awards other than stock options.

ARTICLE VII

ADMINISTRATION OF PLAN

7.1 Administration. The Plan shall be administered by the Board of Directors as a whole or by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors of the Company, which Committee shall consist of not less than two members, all of whom are members of the Board of Directors. A majority of the Committee shall constitute a quorum thereof and the actions of a majority of the Committee at a meeting at which a quorum is present, or actions unanimously approved in writing by all members of the Committee, shall be the actions of the Committee. Vacancies occurring on the

Committee shall be filled by the Board. The Committee shall have full and final authority (i) to interpret the Plan and each of the Option Agreements and other Award Agreements, (ii) to prescribe, amend and rescind rules and regulations, if any, relating to the Plan, (iii) to make all determinations necessary or advisable for the administration of the Plan and (iv) to correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Option Agreement or any other Award Agreement. The Committee’s determination in all matters referred to herein shall be conclusive and binding for all purposes and upon all persons including, but without limitation, the Company, the shareholders of the Company, the Committee, and each of the members thereof, Employees and their respective successors in interest.

7.2 Liability. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, except for his own willful misconduct or gross negligence. The Committee shall have power to engage outside consultants, auditors or other professional help to assist in the fulfillment of the Committee’s duties under the Plan at the Company’s expense.

7.3 Determinations. In making its determinations concerning the Employees who shall receive Options or other Awards as well as the number of shares to be covered by such Options or other Awards and the time or times at which they shall be granted, the Committee shall take into account the nature of the services rendered by such key Employees, their past, present and potential contribution to the Company’s success and such other factors as the Committee may deem relevant. The Committee shall determine the form of Option Agreements and Award Agreement under the Plan and the terms and conditions to be included therein, provided such terms and conditions are not inconsistent with the terms of the Plan. The Committee may waive any provisions of any Option Agreement or any other Award Agreement, provided such waiver is not inconsistent with the terms of the Plan as then in effect. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options or other Awards under the Plan, whether or not such persons are similarly situated.

ARTICLE VIII

AMENDMENT AND TERMINATION OF PLAN

8.1 Amendment of Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Option or other Award granted before amendment of the Plan shall not be materially and adversely altered or impaired, by such amendment, except with consent of the Grantee (or, after the Grantee’s death, the person having the right to exercise or receive payment of the Award). For purposes of the Plan, any action of the Board or the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or exchange requirements.

8.2 Termination. The Board may at any time terminate the Plan as of any date specified in a resolution adopted by the Board. If not earlier terminated, the Plan shall terminate on the day before the 10th anniversary of the Board’s adoption of the Plan. No Options or other Awards may be granted after the Plan has terminated, but the Committee shall continue to supervise the administration of Options or other Awards previously granted.

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1 Restrictions Upon Grant of Awards. If the listing upon any stock exchange or market system or the registration or qualification under any federal or state law of any Ordinary Shares to be issued on the exercise of Awards granted under this Plan (whether to permit the grant of Awards or the resale or other disposition of any such Ordinary Shares by or on behalf of Grantees receiving such shares) should be or become necessary or desirable, the Board in its sole discretion may determine that delivery of the certificates for such Ordinary Shares shall not be made until such listing, registration or qualification shall have been completed.

9.2 Restrictions Upon Resale of Unregistered Stock. Each Grantee shall, if the Company deems it advisable, represent and agree in writing (i) that any Ordinary Shares acquired by such Grantee pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an exemption from registration under said Act, (ii) that such Grantee is acquiring such Ordinary Shares for his own account and not with a view to the distribution thereof, and (iii) to such other customary matters as the Company may request. In such case, no Ordinary Shares shall be issued to such Grantee unless such Grantee provides such representations and agreements and the Company is reasonably satisfied that such representations and agreements are correct.

9.3 Adjustments.

(a) General. In the event of a subdivision of the outstanding Ordinary Shares, a declaration of a dividend payable in Ordinary Shares, a declaration of a dividend payable in a form other than shares in an amount that has a material effect on the value of Ordinary Shares, a combination or consolidation of the outstanding Ordinary Shares into a lesser number of Ordinary Shares, a recapitalization, a reclassification or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the total number of Ordinary Shares available for issuance pursuant to Awards granted under the Plan under Section 3.2, (ii) the number of Ordinary Shares covered by each outstanding Option or other Award, or (iii) the exercise price of each outstanding Option or other Award and for the purpose of giving effect to such adjustments in respect of any Award of Restricted Shares, the Committee shall have power, if appropriate, to declare any excess Restricted Shares subject to an Award to be forfeited by the Grantee and transferred to the Company for nil consideration pursuant to the Companies (Amendment) Act 1983 of Ireland and the instrument of transfer of such shares may be executed for and on behalf of the transferor by the Company secretary, or an assistant secretary, or their delegate, and such persons shall be deemed to have been irrevocably appointed agent for the transferor of such shares with full power to execute, complete and deliver in the name and on behalf of the transferor all transfers of such shares.

(b) Reorganizations. In the event that the Company is party to a merger or reorganization, Change of Control or other corporate transaction or event (including, without limitation, any transaction determined by the Committee to be a corporate transaction covered by Treas. Reg. §1.409A-1(b)(5)(iii)(E)(4)) (a “Corporate Event”), outstanding Options and other Awards shall be subject to the agreement of merger, reorganization or other agreement effecting such transaction. Without limiting the foregoing, if the Company enters into or is involved in any Corporate Event, the Committee may, prior to such Corporate Event and effective upon such Corporate Event, take such action as it deems appropriate, including, but not limited to, replacing Awards with substitute awards in respect of the Ordinary Shares, other securities or other property of the surviving corporation or any affiliate of the surviving corporation on such terms and conditions, as to the number of shares, pricing and otherwise, which shall substantially preserve the value, rights and benefits of any affected Awards granted hereunder as of the date of the consummation of the Corporate Event. Notwithstanding anything to the contrary in the Plan, if any Corporate Event occurs, the Company shall have the right, but not the obligation, to cancel each Grantee’s Awards immediately prior to such Corporate Event and to pay to each affected Grantee in connection with the cancellation of such Grantee’s Awards, an amount in cash or other consideration that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award (e.g., in the case of an Option or share appreciation right, the amount of the spread), it being understood that the equivalent value of an Option or share appreciation right with an exercise price greater than or equal to the Fair Market Value of the underlying Ordinary Shares shall be $0.

(c) Reservation of Rights. Except as provided in this Section 9.3, a Grantee shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend, or (iii) any other increase or decrease in the number of shares of any class. Any issue by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Ordinary Shares subject to an Option or other Award. The grant of any Option or other Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.4 Withholding of Taxes: Tax Elections.

(a) Each Grantee who exercises an Option and each Grantee who holds Restricted Shares or other Awards that have vested shall agree that no later than the date of exercise or receipt of Ordinary Shares pursuant to such Option and no later than the date such Restricted Shares or other Awards vest (in whole or in part) he will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state or local taxes (including any social security contributions) of any kind required by law to be withheld with respect to the issue or transfer to him or vesting in him of such Ordinary Shares.

(b) The applicable Option Agreement or other Award Agreement may provide that a Grantee may satisfy, in whole or in part, the requirements of paragraph (a), except in respect of restricted shares, by electing to have the Company withhold the requisite number of Ordinary Shares delivered or otherwise deliverable upon the issuance, exercise, vesting or settlement of an Award having a Fair Market Value (determined as of the date of such withholding or delivery) equal to all or part of the minimum amount that is statutorily required to be withheld.

(c) If the Grantee, in connection with the acquisition of Ordinary Shares under the Plan, is permitted under the terms of his Option Agreement or other Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and if the Grantee makes such election, the Grantee shall submit to the Company a copy of the notice filed by the Grantee with the Internal Revenue Service within ten (10) days of filing such notice, and shall pay, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld as a result of such election, all in accordance with the provisions of clauses (a) and (b) of this section 9.4.

9.5 Use of Proceeds. The proceeds from the sale of Ordinary Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company and may be used for such corporate purposes as the Company may determine.

9.6 Substitution of Options or Awards. Options or other Awards may be granted under this Plan in substitution for options or similar awards held by individuals who are employees of another corporation and who become Employees of the Company or any Subsidiary of the Company eligible to receive Options or Awards pursuant to the Plan as a result of a merger, consolidation, reorganization or similar event. The terms and conditions of any Options or Awards so granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee in order to conform the provisions of Options or Awards granted pursuant to the Plan to the provisions of the options or awards in substitution for which they are granted.

9.7 Notices. Any notice required or permitted hereunder shall be sufficiently given only if sent by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at its principal place of business, and to the Grantee at the address on file with the Company at the time of grant hereunder, or to such other address as either party may hereafter designate in writing by notice similarly given by one party to the other.

9.8 Nature of Payments. Any and all grants of Awards and issuances of Ordinary Shares under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

9.9 Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

9.10 Waiver of Claims. Prior to being selected by the Committee to receive an Award, an Employee has no right to any benefits hereunder. In consideration of a Grantee’s receipt of any Award hereunder, the Committee may require, in its sole discretion, that each such Grantee expressly waive any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

9.11 Forfeiture and Repayment. Notwithstanding any other provision of the Plan, any incentive-based compensation otherwise payable or paid to a Grantee (including a former Grantee) shall be forfeited and/or repaid to the Company as may be required pursuant to applicable regulatory requirements in effect from time to time and the Committee may determine in its discretion that an Award shall be forfeited and/or shall be repaid to the Company (i) if during the course of employment the Grantee engages in conduct that is (x) materially adverse to the interest of the Company or its affiliates, which include failures to comply with the Company’s or an affiliate’s rules or regulations and material violations of any agreement with the Company or an affiliate, (y) fraud, or (z) conduct contributing to any financial restatements or irregularities, or (ii) upon such other terms specified in an Award Agreement. For the purpose of giving effect to any such forfeiture in respect of any Award of Restricted Shares, the Restricted Shares shall be transferred to the Company for nil consideration pursuant to the Companies (Amendment) Act 1983 of Ireland and the instrument of transfer of such shares may be executed for and on behalf of the transferor by the Company secretary, or an assistant secretary, or their delegate, and such persons shall be deemed to have been irrevocably appointed agent for the transferor of such shares with full power to execute, complete and deliver in the name and on behalf of the transferor all transfers of such shares.

9.12 Incentive Stock Options. Should any Option granted under the Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.

9.13 Data Protection. By participating in the Plan, each Grantee consents to:

(a) the collection, processing, transmission and storage by the Company, in any form whatsoever, of any data of a professional or personal nature which is necessary for the purposes of introducing and administering the Plan; and

(b) the sharing of such information, whether within or outside of the European Economic Area, with any Subsidiary or affiliate, any trustee, registrar, broker, other party administrator or any person who obtains control of the Company (pursuant to a Change in Control) or acquires the company, undertaking or part-undertaking which employs the Employee.

9.14 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Employee by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to an Employee who is determined to constitute a Code Section 409A “Specified Employee” at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump on the first business day after six (6) months have lapsed following the Employee’s separation from service, or the date of the Employee’s death, if earlier. Any remaining payments shall be paid on their regularly scheduled payment dates. For purposes of the Plan and any Award Agreements issued under the Plan, the phrases “separation from service,” “termination of employment” and “employment termination” shall be deemed to mean “separation from service” as defined by Code Section 409A.

9.15 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing Ordinary Shares may be satisfied by having issuance and/or ownership of such Ordinary Shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

9.16 Governing Law. The Plan and all determinations made and actions taken hereunder shall be governed by the laws of the State of California and construed accordingly.